Exhibit 5.1

March 30, 2015

Videocon d2h Limited

1st Floor, Techweb Centre

New Link Road Oshiwara Jogeshwari (West)

Mumbai 400 102, Maharashtra, India

Ladies and Gentlemen,

We have acted as Indian legal counsel to Videocon d2h Limited, a public limited company incorporated under the laws of India (the “Company”), in connection with the registration statement on Form F-4 (Registration No. 333-            ), (the “Registration Statement”), filed as of the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 56,159,600 equity shares of face value of Rs. 10 each of the Company (the “Equity Shares”), to be represented by American Depositary Shares (“ADSs”), with each ADS representing four Equity Shares.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, resolutions adopted by the board of directors of the Company on December 27, 2014 and shareholders of the Company on December 29, 2014.

We have assumed, without any independent verification:

(a)	in relation to the documents that we have examined that: (i) all such documents are within the legal capacity of, and have been validly authorized, executed and delivered by, and are binding on, the parties thereto; and (ii) that there are no facts or circumstances in existence and that no events have occurred, which render such documents void or voidable, repudiated, frustrated, or capable of rescission for any reason, and in particular without limitation, by reason of the lack of consideration, default, fraud, or misrepresentation;
(b)	the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with their originals of all documents submitted to us as copies thereof, and that each of the copies of the documents supplied to us or photocopies or facsimiles thereof are true, complete and accurate and we have found nothing to indicate that such assumptions are not fully justified;
(c)	that any meeting of the board of directors or a duly constituted committee thereof or the shareholders of the Company, was duly constituted, and a quorum was present throughout, and that the minutes of any such meeting are a correct and accurate record of the proceedings thereof; and
(d)	that there are no agreements, letters, or other arrangements having contractual effect, modifying the terms or affecting the documents examined by us.

Based on the foregoing and subject to the limitations, qualifications, expressions and assumptions set forth herein, we are of the opinion that, upon the taking of all necessary corporate action by the Company to approve the allotment of Equity Shares, the Equity Shares have been duly and validly authorized and when issued and delivered by the Company, and paid for in cash in accordance with the terms of the Registration Statement, will be validly issued, fully paid and non-assessable.

In rendering this opinion, we have reviewed the Registration Statement and such laws of the Republic of India as we considered relevant and necessary and as have been published and made publicly available, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. We have made no investigation of the laws of any jurisdiction other than the Republic of India and do not express or imply any opinions as to the laws of any jurisdiction other than those of the Republic of India as applicable on the date of this opinion. This opinion is governed by and shall be construed in accordance with Indian law. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinion expressed above, including any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder or an “expert” for the purposes of any law or regulation.

Yours truly,

For Amarchand & Mangaldas & Suresh A. Shroff & Co.

/s/ Amarchand & Mangaldas & Suresh A. Shroff & Co.